                                                                   EXHIBIT 10.34



                       INTANGIBLE ASSET PURCHASE AGREEMENT




                          DATED AS OF JANUARY 25, 2003




                                     BETWEEN




                         MIGUEL ANGEL PACHUR SALGADO AND
                          OSCAR GUADALUPE DE LEON ULLOA




                                       AND




                          HOME INTERIORS & GIFTS, INC.

                                TABLE OF CONTENTS


                                                                                                              Page No.
                                                                                                              --------


ARTICLE 1 PURCHASE OF ASSETS......................................................................................1

   SECTION 1.1          PURCHASE AND SALE OF ASSETS...............................................................1
      (a)      Customers and Accounts.............................................................................1
      (b)      Books and Records..................................................................................1
      (c)      Insurance Proceeds; Warranty Rights................................................................1
      (d)      Scheduled Contracts................................................................................1
      (e)      Intellectual Property..............................................................................2
      (f)      Software Licenses..................................................................................2
      (g)      Permits............................................................................................2
      (h)      Goodwill...........................................................................................2
   SECTION 1.2          PURCHASE PRICE............................................................................2
   SECTION 1.3          DEFERRED PAYMENTS.........................................................................2
   SECTION 1.4          LIABILITIES...............................................................................3
   SECTION 1.5          GROSS SALES STATEMENT.....................................................................4
   SECTION 1.6          SPECIFIC TRANSFERS........................................................................4
      (a)      Acknowledgements and Files.........................................................................4
      (b)      Trademarks.........................................................................................4
      (c)      Scheduled Contracts................................................................................4

ARTICLE 2 CLOSING.................................................................................................5

   SECTION 2.1          CLOSING...................................................................................5
   SECTION 2.2          TRANSFER OF ASSETS; PAYMENT...............................................................5
   SECTION 2.3          CLOSING DOCUMENTS.........................................................................5

ARTICLE 3 REPRESENTATIONS AND WARRANTIES..........................................................................6

   SECTION 3.1          REPRESENTATIONS AND WARRANTIES OF SELLER..................................................6
      (a)      Authority; Noncontravention........................................................................6
      (b)      Title to Properties; Liens.........................................................................6
      (c)      Customers and Suppliers............................................................................6
      (d)      Intellectual Property..............................................................................7
      (e)      Product Warranties.................................................................................7
      (f)      Disclosure.........................................................................................7
      (g)      Consents and Approvals.............................................................................7
      (h)      Financial Statements...............................................................................8
      (i)      Undisclosed Liabilities............................................................................8
      (j)      Absence of Certain Changes or Events with respect to Sellers.......................................8
      (k)      Taxes..............................................................................................8
      (l)      Compliance with Environmental Laws.................................................................9
      (m)      Transactions With Related Parties..................................................................9
   SECTION 3.2          REPRESENTATIONS AND WARRANTIES OF HIG.....................................................9

      (a)      Organization, Standing and Corporation Power of HIG...............................................10
      (b)      Authority; Noncontravention.......................................................................10

ARTICLE 4 ADDITIONAL AGREEMENTS..................................................................................10

   SECTION 4.1          REASONABLE EFFORTS; NOTIFICATION.........................................................10
   SECTION 4.2          FEES AND EXPENSES; TAXES.................................................................11
   SECTION 4.3          AGREEMENTS CONCERNING THE OPERATIONS AFTER CLOSING.......................................11
      (a)      Scheduled Contracts...............................................................................11
      (b)      Notifications and Customers Transfers.............................................................11
      (c)      Transfer of Assets and Rights, as well as Business Operation......................................11
   SECTION 4.4          MAINTENANCE OF EXISTENCE.................................................................11
   SECTION 4.5          ENVIRONMENTAL............................................................................12
   SECTION 4.6          INFORMATION FOR TAX RETURNS..............................................................12

ARTICLE 5 CONDITIONS PRECEDENT...................................................................................12

   SECTION 5.1          CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE CLOSING..............................12
      (a)      Authorizations, Consents, and Approvals...........................................................12
      (b)      No Injunctions or Restraints......................................................................12
      (c)      Asset Purchase Agreement..........................................................................12
   SECTION 5.2          CONDITIONS TO OBLIGATIONS OF HIG.........................................................12
      (a)      Representations and Warranties....................................................................12
      (b)      Performance of Obligations of Seller..............................................................13
      (c)      Opinion of Counsel................................................................................13
      (d)      Delivery of Notarial Instruments and Invoices.....................................................13
   SECTION 5.3          CONDITIONS TO OBLIGATIONS OF SELLER......................................................13
      (a)      Representations and Warranties....................................................................13
      (b)      Performance of Obligations of HIG.................................................................13
   SECTION 5.4          FRUSTRATION OF CLOSING CONDITIONS........................................................13

ARTICLE 6 TERMINATION, AMENDMENT AND WAIVER......................................................................13

   SECTION 6.1          TERMINATION..............................................................................13
   SECTION 6.2          EFFECT OF TERMINATION....................................................................14
   SECTION 6.3          AMENDMENT................................................................................14
   SECTION 6.4          EXTENSION: WAIVER........................................................................14

ARTICLE 7 INDEMNIFICATION........................................................................................14

   SECTION 7.1          INDEMNIFICATION..........................................................................14
      (a)      By Seller.........................................................................................14
      (b)      By HIG............................................................................................15
      (c)      Direct Liability..................................................................................15
      (d)      Third Party Claim.................................................................................15
   SECTION 7.2          RIGHT TO SET-OFF.........................................................................16

ARTICLE 8 GENERAL PROVISIONS.....................................................................................16

   SECTION 8.1          SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS....................................16
   SECTION 8.2          NOTICES..................................................................................16

   SECTION 8.3          DEFINITIONS..............................................................................18
   SECTION 8.4          INTERPRETATION; GOVERNING LANGUAGE.......................................................19
   SECTION 8.5          COUNTERPARTS; FACSIMILES.................................................................19
   SECTION 8.6          ENTIRE AGREEMENT: NO THIRD PARTY BENEFICIARIES...........................................20
   SECTION 8.7          GOVERNING LAW............................................................................20
   SECTION 8.8          ASSIGNMENT...............................................................................20
   SECTION 8.9          ENFORCEMENT..............................................................................20
   SECTION 8.10         EXHIBITS AND SCHEDULES...................................................................20
   SECTION 8.11         ARBITRATION..............................................................................21
   SECTION 8.12         CURRENCY AND PAYMENT.....................................................................21
   SECTION 8.13         CONFIDENTIALITY..........................................................................21


EXHIBITS

Exhibit "A" - Employment Agreement
Exhibit "B" - Noncompetition Agreement
Exhibit "C" - Opinion of Counsel for Seller


SCHEDULES

Schedule 1.1(a) - Customers and Accounts
Schedule 1.1(d) - Scheduled Contracts
Schedule 1.1(f) - Software Licenses
Schedule 1.1(g) - Permits
Schedule 1.6(c) - Scheduled Contracts
Schedule 3.1(c) - Customers and Suppliers
Schedule 3.1(d) - Intellectual Property
Schedule 3.1(e) - Product Warranties
Schedule 3.1(g) - Consents and Approvals
Schedule 3.1(h) - Financial Statements
Schedule 3.1(j) - Absence of Certain Changes or Events
Schedule 3.1(m) - Transactions with Related Parties
Schedule 4.3(b) - Tempus and Bulco Customers Catalog

                       INTANGIBLE ASSET PURCHASE AGREEMENT

         THIS INTANGIBLE ASSET PURCHASE AGREEMENT (this "Agreement") is made as of January 25, 2003, by and among MIGUEL ANGEL PACHUR SALGADO ("Pachur") and OSCAR GUADALUPE DE LEON ULLOA ("Leon") and HOME INTERIORS & GIFTS, INC., a Texas corporation ("HIG"). Pachur and Leon, are sometimes collectively referred to as "Seller." Other capitalized terms used in this Agreement are defined or cross-referenced to the applicable definition in Section 8.3 of this Agreement.

                                    ARTICLE 1
                               PURCHASE OF ASSETS

         SECTION 1.1 Purchase and Sale of Assets. Upon the terms and subject to the conditions set forth in this Agreement, Seller shall sell to HIG at Closing, all of the intangible assets that were or have been used or held for use by or on behalf of Bulco, S.A. de C.V., a Mexican corporation ("Bulco"), and/or Tempus Corporation, S.A. de C.V., a Mexican corporation ("Tempus"), in connection with their metal, ceramics and glass design, fabrication, manufacturing and sales businesses and all activities related thereto (the "Business"), free and clear of all Liens, other than the Bancomext Liens as defined in that certain Asset Purchase Agreement, dated January 25, 2003 among Sellers, HI Metals and Tempus (the "Asset Purchase Agreement"), which shall be released after Closing as contemplated by Section 3.2 of the Asset Purchase Agreement, including, without limitation, the following assets (collectively, the "Intangible Assets"), which Intangible Assets were acquired by Seller from Bulco and Tempus immediately prior to the execution and consummation of this Agreement:

                  (a) Customers and Accounts. All past and current customers and accounts of the Business, including, without limitation, those customers and accounts listed on Schedule 1.1(a) hereto;

                  (b) Books and Records. Except for the accounting and financial records of Tempus and Bulco (the "Accounting and Financial Records"), all books, records, computer records, ledgers, files, documents, correspondence, lists, plats, architectural plans, drawings and specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials relating to the Business;

                  (c) Insurance Proceeds; Warranty Rights. All insurance proceeds and insurance claims relating to the Business or all or any part of the tangible assets of the Business and, to the extent transferable, the benefit of and the right to enforce the covenants and warranties, if any, that Seller is entitled to enforce with respect to the Business or all or any part of the tangible assets of the Business against Seller's predecessors in title to the tangible assets of the Business.

                  (d) Scheduled Contracts. The contracts and agreements described on Schedule 1.1(d) hereto (the "Scheduled Contracts") and all rights (including right of refund and offset), privileges, deposits, sums of money due, claims, causes of action and options relating or pertaining to the Scheduled Contracts or any thereof.



INTANGIBLE ASSET PURCHASE AGREEMENT - PAGE 1

                  (e) Intellectual Property. All copyrights, trademarks, trade secrets, trade names, telephone numbers, data, service marks, licenses, franchises, distributorships, labels, logos, covenants by others not to compete, rights, privileges and any registrations or applications for registrations of the foregoing, and any right to recovery for infringement thereof (including past infringement) and any and all goodwill associated therewith or connected with the use thereof and symbolized thereby (the "Intellectual Property").

                  (f) Software Licenses. All software licenses, descriptions of which are attached as Schedule 1.1(f) hereto.

                  (g) Permits. All Permits, copies of which are attached to
Schedule 1.1(g) hereto.

                  (h) Goodwill. All goodwill of the Business.

         SECTION 1.2 Purchase Price. Subject to the terms and conditions of this Agreement, in consideration for HIG's acquisition of the Intangible Assets, HIG shall pay to Seller deferred payments in an aggregate amount not in excess of Two Million Five Hundred Fifty Thousand and NO/00 Dollars (U.S.$2,550,000.00), pursuant to Section 1.3 below (the "Purchase Price"). Each installment of the Purchase Price shall be paid ninety-five percent (95%) to Pachur and five percent (5%) to Leon.

         SECTION 1.3 Deferred Payments.(a) Subject to Section 7.2 below, if the Gross Sales (hereinafter defined) derived by HI Metals, S.A. de C.V., a Mexico corporation ("HI Metals") or other HIG Affiliates, (such Affiliates including, without limitation, HI Ceramics, S.A. de C.V. and Brenda Buell & Associates, Inc.) from the metal, glass and ceramics manufacturing and fabricating facilities of the Business existing either on or after the date hereof (collectively, the "Facilities") for the calendar year ending December 31, 2003 is greater than the sum of U.S. $25,000,000.00, HIG will make a payment of U.S. $850,000.00 to Seller within ninety (90) days following December 31, 2003. Subject to Section 7.2 below, if the Gross Sales derived from the Facilities for the calendar year ending December 31, 2004 is greater than the sum of U.S. $45,000,000.00, HIG will make a payment of U.S. $850,000.00 to Seller within ninety (90) days following December 31, 2004. Subject to Section 7.2 below, if the Gross Sales derived from the Facilities for the calendar year ending December 31, 2005 is greater than the sum of U.S. $50,000,000.00, HIG shall make a cash payment of U.S. $850,000.00 to Seller within ninety (90) days following December 31, 2005. For purposes of this Agreement, the term "Gross Sales" shall mean gross revenue exclusive of taxes, shipping and other charges, other than the wholesale price of the finished goods being sold, which price, for purposes of this Section 1.3, shall not be deemed to be less than the sum of the cost of the goods sold plus 30%. All aspects of the calculation of Gross Sales will be in accordance with U.S. GAAP. Notwithstanding the foregoing provisions of this
Section 1.3, (a) if the $25,000,000.00, $45,000,000.00 or $50,000,000.00 Gross
Sales thresholds are not achieved for any of the 2003, 2004 or 2005 calendar years, HIG shall nevertheless make the following payments to Seller if at least the corresponding percentage of such threshold is achieved:




INTANGIBLE ASSET PURCHASE AGREEMENT - PAGE 2

      Percentage of Threshold Achieved                       Amount of Payment
      --------------------------------                       -----------------

                      70%                                       $425,000.00

                      85%                                       $637,500.00;



(b) A Stockholder shall not be entitled to receive his portion (i.e. 95% in the case of Pachur and 5% in the case of Leon) of any of the payments pursuant to
Section 1.3(a) after the occurrence of any of the following events: (i) if he shall resign as an employee of HI Services de Mexico, S.A. de C.V. ("HI Services") or of such other HIG Affiliate by whom he may later be employed, or
(ii) if HI Services terminates his employment For Cause (hereinafter defined). It is understood that the resignation by or termination For Cause of one Seller shall not effect the right of the other Seller to any payment under Section 1.3(a) to which he is entitled, provided that the Gross Revenue standards required for such payment are satisfied. Further, the death or disability (pursuant to the definition of disability set forth in the Federal Labor Law and Social Security Law) of a Seller shall not effect the right of such Seller or Seller's heirs to payments under Section 1.3(a), provided that the Gross Revenue standards required for such payment are satisfied. For purposes of this Agreement, the term "For Cause" means: (i) a Seller's breach of this Agreement or any other document, agreement or contract to which such Seller and HIG, HI Services or another HIG Affiliate are a party, which is not remedied within thirty (30) days after the giving of written notice specifying such breach; (ii) a Seller's intentional failure to adhere to any written policy of HI Services (or such other HIG Affiliate by whom he may later be employed), which is not remedied within thirty (30) days after the giving of written notice by the employer specifying such failure; (iii) a Seller's appropriation (or attempted appropriation) of a material business opportunity of HI Services or another of HIG's Affiliates, including, without limitation, attempting to secure or securing, any personal profit in connection with any transaction entered into on behalf of HI Services or another of HIG's Affiliates; (iv) a Seller's commission of (or attempt to commit) an act of fraud, illegality, theft or willful misconduct toward HI Services or another of HIG's Affiliates; (v) a Seller's conviction of, the indictment for (or its procedural equivalent), or the entering of a guilty plea or plea of no contest or deferred adjudication with respect to, a felony, the equivalent thereof, or any other crime with respect to which imprisonment is a possible punishment; (vi) a Seller's absence from his duties without the consent of the President of HI Services (or such other HIG Affiliate by whom he may later be employed) for more than ten (10) consecutive business days for reasons other than vacation authorized under this Agreement, illness or injury; or (vii) the intentional failure of a Seller to carry out, or comply with, in any material respect any directive of the President or Board of Directors of HI Services (or such other HIG Affiliate by whom he may later be employed) which is not remedied within thirty (30) days after receipt of written notice from the employer specifying such failure.

         SECTION 1.4 Liabilities. In connection with the purchase of the Acquired Assets, and subject to and upon all the terms and condition of this Agreement, at Closing, HIG shall not assume or agree to pay, perform and discharge any liabilities or obligations of Bulco or Tempus. HIG is not assuming, and shall have no liability for, and Seller agrees that Bulco and Tempus have retained and are solely responsible for, the payment, performance, and discharge of all liabilities of Bulco and Tempus, whether accrued, absolute, contingent or otherwise (collectively, the "Retained Liabilities").Seller shall indemnify and hold HIG harmless from and against the Retained Liabilities.




INTANGIBLE ASSET PURCHASE AGREEMENT - PAGE 3

         SECTION 1.5 Gross Sales Statement. Within thirty (30) days after the expiration of each of the 2003, 2004 and 2005 calendar years, HIG shall deliver to Seller a written statement (the "Gross Sales Statement") setting forth the Gross Sales derived from the Facilities for the subject calendar year, and such supporting information as shall be reasonably necessary for Seller to confirm such Gross Sales. The Gross Sales shall be certified by the Chief Financial Officer of HIG to the effect that such statement reflects the Gross Sales derived from the Facilities for the subject calendar year and that such Gross Sales were determined consistent with U.S. GAAP. Within fifteen (15) days after its receipt of the Gross Sales, Seller shall deliver to the Chief Financial Officer of HIG a written acceptance of the Gross Sales reflected thereon or a written notice that Seller desires to review the books and records related to Gross Sales for such period. Seller shall complete any such requested review within sixty (60) days after his receipt of the Gross Sales Statement. To the extent that any such review indicates that the Gross Sales reflected on the Gross Sales Statement were inaccurate, the Gross Sales shall be increased or decreased, as the case may be. If HIG and Seller are unable to resolve any dispute concerning the Gross Sales through the procedure outlined above, such unresolved dispute shall be submitted for further determination to a regionally recognized accounting firm located in the United States to be mutually selected by HIG and Seller, and the determination by such accounting firm shall be made within ninety (90) days following the submission to them of such dispute and such determination shall be binding upon Seller and HIG. If HIG and Seller cannot mutually agree upon such accounting firm, HIG shall select an independent internationally recognized accounting firm that has not provided services to HIG or its Affiliates during the previous five (5) year period. Seller and HIG shall each bear fifty percent (50%) of the fees and expenses of such accounting firm resolving such dispute.

         SECTION 1.6 Specific Transfers. Without limitation to the general transfers and assignments described in Section 1.1, Seller hereby transfers and assigns to HIG the following intangible rights of Seller:

                  (a) Acknowledgements and Files. All the necessary acknowledgements and documents stored at calle Lerdo de Tejada # 749, Predio El Lechugal, Santa Catarina, Nuevo Leon, and in general all the documents owned by them and including all the books, records, computer files, expedients, documents, mailing lists, drawings, architectural sketches, specifications, advertising materials and promotional material, studies, reports, and other printed or written materials concerning the Business, Tempus or Bulco, and in general all the files and paperwork other than accounting records stored at such address, and any other document or information useful to HIG or its Affiliates in the management and operation of the Business .

                  (b) Trademarks. All the Intellectual Property rights corresponding to trademarks "Timeless Reflections" and "Ole".

                  (c) Scheduled Contracts. All the rights of Bulco and Tempus arising under the Scheduled Contracts described in Schedule 1.6(c), including, without limitation, rights of refund and compensation, privileges, deposits, claims, causes of action and option related to or belonging to the Scheduled Contracts or any one of them.



INTANGIBLE ASSET PURCHASE AGREEMENT - PAGE 4

                                    ARTICLE 2
                                     CLOSING

         SECTION 2.1 Closing. The closing of the purchase and sale of the Intangible Assets (the "Closing") will take place on or before January 31, 2003 (the "Closing Date"), at the offices of Bell Nunnally & Martin LLP, 3232 McKinney Avenue, Suite 1400, Dallas, Texas 75204-2429, unless another date or place is agreed to in writing by the parties hereto.

         SECTION 2.2 Transfer of Assets; Payment. At the Closing, Seller shall do and take all steps reasonable and necessary to transfer, assign and convey to HIG all of the right, title and interest in and to the Intangible Assets, free and clear of all Liens, other than the Bancomext Liens, which shall be released after Closing as contemplated by Section 3.2 of the Asset Purchase Agreement.

         SECTION 2.3 Closing Documents. At the Closing, Seller, as appropriate, shall deliver, or cause to be delivered, the following items:

                  (a) Schedules to this Agreement that are in form and substance satisfactory to HIG.

                  (b) The Employment Agreement in substantially the form attached hereto as Exhibit "A", executed by Pachur.

                  (c) The Noncompetition Agreement in substantially the form attached hereto as Exhibit "B", executed by Pachur, Leon, Bulco and Tempus.

                  (d) Any documents, certificates of title, endorsements, assignments and instruments in form and substance satisfactory to HIG and its legal counsel, as shall be necessary, advisable or desirable to vest in HIG good and marketable title to the Intangible Assets free and clear of all Liens;

                  (e) Documents, in form and substance reasonably satisfactory to HIG, evidencing the assignment and transfer of the Intangible Assets from Bulco and Tempus to Seller; and

                  (f) The Bancomext Authorization (as defined in the Asset Purchase Agreement);

                  (g) Duly notarized power of attorney for Pachur to represent de Leon in the execution, delivery and performance of this Agreement and the Ancillary Documents in Dallas, Texas, U.S.A. granted by de Leon; and

                  (h) Copies of all consents, authorizations, orders or approvals of and filings or registrations with, and any permits, licenses or other authorizations required by, any third party or applicable Governmental Entity that are required for, or in connection with, the execution and delivery of this Agreement by Seller, the registration of HIG's rights in the Intangible Property and the consummation by Seller of the transactions contemplated herein.




INTANGIBLE ASSET PURCHASE AGREEMENT - PAGE 5

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

         SECTION 3.1 Representations and Warranties of Seller. As an inducement to HIG to enter into this Agreement and to consummate the transactions contemplated hereby, Seller, and each of them, hereby jointly and severally represents and warrants to HIG that the following statements are true and correct as of the date of this Agreement and will be true and correct with equal force and effect as of the Closing Date.

                  (a) Authority; Noncontravention. Seller has the requisite power and authority to enter into this Agreement and the other documents, contracts, agreements and instruments executed and delivered in connection with this Agreement or otherwise contemplated hereunder (the "Ancillary Documents") and to consummate the transactions contemplated by this Agreement and the Ancillary Documents. This Agreement and the Ancillary Documents have been duly executed and delivered by Seller and constitute a valid and binding obligation of Seller, enforceable against Seller in accordance with their respective terms. The execution and delivery of this Agreement and the Ancillary Documents do not, and the consummation of the transactions contemplated by this Agreement and the Ancillary Documents and compliance with the provisions of this Agreement and the Ancillary Documents will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of any benefit under, or result in the creation of any Liens upon, any of the properties or assets of Seller under (i) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Seller or his properties or assets, or (ii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller or the Intangible Assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required in connection with the execution and delivery of this Agreement and the Ancillary Documents by Seller or the consummation by Seller of the transactions contemplated by this Agreement and the Ancillary Documents.

                  (b) Title to Properties; Liens. Seller has good title to all of the Intangible Assets. All of the Intangible Assets are free and clear of all Liens. Upon consummation of the transactions proposed herein, HIG will own the Intangible Assets free and clear of all Liens. The Intangible Assets constitute all of the intangible assets and properties that are used or useable in the conduct of the Business as presently being conducted, or as currently contemplated to be conducted in the future. None of the Intangible Assets are required to be registered with any Mexican Public Registry. Additionally, none of the Intangible Assets are subject to any Mexican governmental program, such as Pitex or maquila, that could limit the transferability of the Intangible Assets.

                  (c) Customers and Suppliers. Schedule 3.1(c) sets forth a list of names and addresses of all customers and all suppliers of the Business. There exists no actual termination or cancellation of any business relationship of the Business with any customer or group of customers or with any supplier or group of suppliers listed therein with respect to which the Business has received written or oral notice of such termination or cancellation, as the case may be.



INTANGIBLE ASSET PURCHASE AGREEMENT - PAGE 6

                  (d) Intellectual Property. Seller owns, or has validly licensed or otherwise has the right to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights and other proprietary intellectual property rights and computer programs comprising the Intellectual Property. Schedule 3.1(d) hereto sets forth a description of all Intellectual Property of the Business, Bulco and Tempus. No claims are pending or, to the Knowledge of Seller, threatened that the Intellectual Property infringes or otherwise adversely affects the rights of any person with regard to such Intellectual Property. To the Knowledge of Seller, no person is infringing the rights of Seller with respect to any Intellectual Property.

                  (e) Product Warranties. Schedule 3.1(e) hereto contains the forms of express warranties and guaranties which have been used by Bulco and Tempus in the Business. Except as set forth on Schedule 3.1(e) hereto, the Business has not offered any different forms of express product warranties and guaranties. No events have occurred or facts exist which could result in an increase to Seller' warranty expenses.

                  (f) Disclosure.

                                    (A) Seller has delivered or made available
                           to HIG complete and accurate copies of all documents listed on the schedules delivered as a part hereof and all other information requested by HIG pursuant hereto. No representation or warranty of Seller contained in this Agreement or any statement in the Schedules hereto contains any untrue statement. No representation or warranty of Seller contained in this Agreement or statement in the Schedules hereto omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

                                    (B) There is no fact known to Seller which
                           has specific application to the HIG and which could have a Material Adverse Effect on Bulco or Tempus, but which has not been set forth in this Agreement or the Schedules hereto.

                                    (C) The disclosures in the Schedules hereto
                           shall relate only to the representations and warranties in the Section of this Agreement to which they expressly relate and to no other representation or warranty in this Agreement.

                                    (D) In the event of any inconsistency
                           between the statements in the body of this Agreement and those in the Schedules hereto (other than an exception expressly set forth as such in the Schedules in relation to a specifically identified representation or warranty), those in this Agreement shall control.

                  (g) Consents and Approvals. Except as set forth in Schedule 3.1(g), the execution, delivery and performance by Seller of this Agreement and the Ancillary Documents and the consummation of such transactions by Seller requires no consent, approval, order or





INTANGIBLE ASSET PURCHASE AGREEMENT - PAGE 7 authorization of, action by or in respect of, or registration or filing with, any Governmental Entity or other Person, except for consents, the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect.

                  (h) Financial Statements. Schedule 3.1(h) contains all audited financial statements of Bulco and Tempus for the years ending December 31, 1999, 2000, 2001 and 2002, if available (collectively, the "Financial Statements"). The Financial Statements have been prepared in conformity with Mexican GAAP, and present fairly, in all material respects, the financial position of and results of operations, changes in Stockholders' equity and cash flows of Bulco and Tempus as of and for the periods then ended. The unaudited financial statements and reports provided by Seller or its Affiliates to HIG for the year ending December 31, 2002, are true and correct in all material respects.

                  (i) Undisclosed Liabilities. Except (i) as disclosed, reflected or reserved against in the Financial Statements, or (ii) for liabilities and obligations incurred in the ordinary course of business consistent with past practices since the date of the Financial Statements, neither Bulco nor Tempus has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by Mexican GAAP to be set forth on the Financial Statements.

                  (j) Absence of Certain Changes or Events with respect to Sellers. Except as set forth in Schedule 3.1(j) hereto, since December 31, 2001, Bulco and Tempus have conducted their business in the ordinary course, and there has not been (i) any Material Adverse Change in or to Bulco or Tempus, (ii) any debt incurred or assumed (other than accounts payable in the ordinary course of business consistent with past practices), (iii) any granting by Bulco or Tempus to any employee of Bulco or Tempus of any increase in compensation, except increases not in excess of five percent (5%) for all employees in the aggregate in any calendar year, made in the ordinary course of business consistent with prior practice, or any granting by Sellers to any employee of any severance or termination pay, (iv) any damage, destruction or loss, whether or not covered by insurance, that has or could reasonably be expected to have a Material Adverse Effect, (v) any change in accounting methods, principles or practices by Sellers, materially affecting their assets, liabilities or business, except insofar as any have been required by a change in Mexican GAAP, (vi) any acquisition of real property or undertaking or commitment to undertake capital expenditures exceeding $25,000.00 in the aggregate, (vii) any cancellation of any debts owed to or claims held by Bulco or Tempus, other than in the ordinary course of business consistent with past practices, or (viii) any sale, lease, transfer or other disposition of, or mortgage, pledge or creation of any encumbrance on any assets of Bulco or Tempus.

                  (k) Taxes. All Taxes that are due and payable by Seller which could create a Lien on the Intangible Assets, other than those presently payable without penalty or interest, have been timely paid, and Seller has timely filed (and, through the Closing Date, will timely file) all Tax reports and returns required by law to be filed by Seller. All such Tax reports and returns are true, complete and correct in all respects with regard to Seller for the periods covered thereby. Seller is not delinquent in the payment of any Tax. There is no Tax deficiency asserted against Seller, and there is no unpaid assessment, proposal for additional Taxes, deficiency or delinquency in the payment of any of the Taxes of Seller or any violation of any Tax law that could be asserted by any




INTANGIBLE ASSET PURCHASE AGREEMENT - PAGE 8 taxing authority. There are no Tax Liens upon any properties or assets of Seller nor has notice been given of any event which could lead to any such Lien.

                  (l) Compliance with Environmental Laws. Bulco and Tempus have in effect all Permits necessary for them to own, lease or operate their properties and assets and to carry on the Business substantially as now conducted, and there has occurred no default under any such Permit. Bulco and Tempus are and have been in compliance with all applicable statutes, laws, ordinances, regulations, rules, judgments, decrees or orders of any Governmental Entity.

                           (i) Bulco and Tempus have not received any written
                  communication from a Governmental Entity alleging that Bulco and Tempus are, or the Business' Santa Catarina facility is not, in compliance in any material respect with, or have liability under, any Environmental Laws. Bulco and Tempus hold, and have complied with and are in compliance with, all Permits required for Bulco and Tempus to conduct the Business under Environmental Laws, and Bulco and Tempus are, and the Santa Catarina Facility is, in compliance with all Environmental Laws.

                           (ii) Bulco and Tempus have not at any time
                  maintained, and will not maintain from this date to Closing, any Hazardous Materials within the Business' Santa Catarina facility or their other property, which could affect the Acquired Assets.

                           (iii) Bulco and Tempus have complied with and are in
                  compliance with all federal, state, local and foreign statutes, laws, ordinances, regulations, rules, permits, judgments, orders or decrees applicable to the Business and its assets, and, to the Knowledge of the Seller, there does not exist any basis for any claim or default under or violation of any such statute, law, ordinance, regulation, rule, judgment, order or decree.

                  (m) Transactions With Related Parties. Except as set forth on
Schedule 3.1(m), neither the Seller, nor any spouse, child, parent, sibling or any other person or entity closely related to or affiliated with the Seller, as the case may be, nor any employee, officer or director of Tempus or Bulco (i) owns any equity interest, directly or indirectly in, or is an officer or director of, any proprietorship, firm, company, corporation, partnership or other entity which: (a) is a competitor of Tempus or Bulco; (b) is a customer or supplier of Tempus or Bulco; or (c) has any contractual or business relationship whatsoever with (i) Tempus or Bulco; provided that the foregoing does not apply to the ownership by any of them of not more than five percent (5%) of any outstanding security (or any class thereof) of any corporation or partnership listed on a United States or Mexican securities exchange or traded over-the-counter; or (ii) has or claims to have any direct or indirect interest in any tangible or intangible property of Tempus or Bulco, except with respect to the Seller as holders of common stock of Tempus or Bulco.

         SECTION 3.2 Representations and Warranties of HIG. HIG hereby represents and warrants to Seller that the following statements are true and correct as of the date of this Agreement and will be true and correct with equal force and effect as of the Closing Date:



INTANGIBLE ASSET PURCHASE AGREEMENT - PAGE 9

                  (a) Organization, Standing and Corporation Power of HIG. HIG is a corporation duly organized, validly existing and in good standing under the laws of Texas and has the requisite corporate power and authority to carry on its business as now being conducted.

                  (b) Authority; Noncontravention. HIG has all requisite corporate power and authority to enter into this Agreement and the Ancillary Documents and to consummate the transactions contemplated by this Agreement and the Ancillary Documents. The execution and delivery of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated by this Agreement and the Ancillary Documents have been duly authorized by all necessary corporate action on the part of HIG. This Agreement and the Ancillary Documents have been duly executed and delivered by HIG and constitutes the valid and binding obligations of HIG, enforceable against HIG in accordance with their terms. The execution and delivery of this Agreement and the Ancillary Documents do not, and the consummation of the transactions contemplated by this Agreement and the Ancillary Documents and compliance with the provisions of this Agreement and the Ancillary Documents will not, conflict with, or result in any violation of the governing documents of HIG. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to HIG in connection with the execution and delivery of this Agreement and the Ancillary Documents or the consummation by HIG of any of the transactions contemplated by this Agreement and the Ancillary Documents.

                                    ARTICLE 4
                              ADDITIONAL AGREEMENTS

         SECTION 4.1 Reasonable Efforts; Notification.

                  (a) Upon the terms and subject to the conditions set forth in this Agreement, the parties shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner reasonably practicable, the Closing, and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of any of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

                  (b) Seller shall give prompt notice to HIG, and HIG shall give prompt notice to Seller, of (i) any representation or warranty made by such party contained in this Agreement




INTANGIBLE ASSET PURCHASE AGREEMENT - PAGE 10 that has become untrue or inaccurate in any material respect, or (ii) the failure by it to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that such notification shall not, in and of itself, excuse or otherwise affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

         SECTION 4.2 Fees and Expenses; Taxes.

                  (a) Except as set forth in Subsection 4.2(b):

                           (i) if the Closing and purchase of the Intangible
                  Assets are consummated, all fees and expenses (other than duties, taxes, recordation fees and notary public fees, which shall be split by the parties) incurred by HIG in connection with the Closing, this Agreement and the transactions contemplated by this Agreement (the "Expenses") shall be paid by HIG and all Expenses incurred by Seller shall be paid by Stockholders, and

                           (ii) if the Closing and purchases of the Intangible
                  Assets are not consummated, all Expenses shall be paid by the party incurring such expenses.

                  (b) In the case of a breach of this Agreement by any party, all reasonable fees and expenses incurred by the prevailing, nonbreaching party or parties in connection with such breach, shall be paid by the party breaching this Agreement.

         SECTION 4.3 Agreements Concerning the Operations After Closing. The parties agree to the following with respect to the operations of the Business after Closing:

                  (a) Scheduled Contracts. Seller transfers and assigns to HIG all contract rights with customers and suppliers that are Scheduled Contracts existing at the time of the Closing,.

                  (b) Notifications and Customers Transfers. Seller transfers and assigns to HIG the customer list of Bulco and Tempus and shall notify within five (5) days following Closing, that new purchase orders, as well as undelivered purchase orders, shall be made thereafter with HI Metals. and Seller will use best efforts to inform customers in such a way that customers will be comfortable in doing business with HIG and HIG Affiliates. The Tempus and Bulco customer list is attached hereto as Schedule 4.3(b).

                  (c) Transfer of Assets and Rights, as well as Business Operation. Seller commits to consult with personnel of HIG and HIG Affiliates about the manufacturing operations and other business affairs of Tempus and Bulco, in order to assist in the transfer and assignment to HIG of the control of the Business. Seller shall spend such time at the plant located at Lerdo de Tejada # 749, Predio El Lechugal at Santa Catarina, Nuevo Leon, as reasonably requested by HIG, in order to assist HIG in keeping such plant operating efficiently..

         SECTION 4.4 Maintenance of Existence. Tempus and Bulco shall preserve and maintain their corporate existence under the laws of the Mexico for a period of at least three (3) years after




INTANGIBLE ASSET PURCHASE AGREEMENT - PAGE 11 the Closing Date. Tempus and Bulco shall change their corporate names to a name reasonably acceptable to HIG within thirty (30) days after Closing.

         SECTION 4.5 Environmental. Seller agrees at their sole expense prior to Closing to properly clean the Hazardous Materials located in the back yard located behind Tempus warehouse No. 8 and to dispose of such Hazardous Materials in accordance with all applicable Environmental Laws.

         SECTION 4.6 Information for Tax Returns. Seller shall cooperate with HIG after the Closing by providing HIG, promptly upon request, with access to and copies of the Accounting and Financial Records and such other records and information regarding the Assets and/or the business operations of Tempus and Bulco as may reasonably be requested from time to time by HIG in connection with the preparation or audit of its or its Affiliates federal, state and local income and other Tax returns, and audits, disputes, refund claims or litigation relating thereto. In such connection, Seller will afford HIG's representatives, including independent tax advisers and others, access to books and records or relating to such assets and operations.

                                    ARTICLE 5
                              CONDITIONS PRECEDENT

         SECTION 5.1 Conditions to Each Party's Obligation to Effect the Closing. The respective obligations of each party to effect the Closing are subject to the satisfaction, or waiver on or prior to the Closing Date of the following conditions:

                  (a) Authorizations, Consents, and Approvals. Any authorizations, consents, approvals, orders or waivers required to be obtained, and all filings, notices or declarations required to be made with any Federal, foreign, state or local governmental regulatory agency, shall have been obtained or made.

                  (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the Closing shall be in effect; provided, however, that each of the parties shall have used such party's reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any injunction or other order that may be entered.

                  (c) Asset Purchase Agreement. The execution and delivery of the Asset Purchase Agreement of even date herewith by and among Tempus, Seller and HI Metals, S.A. de C.V. and the simultaneous closing of the transactions described therein.

         SECTION 5.2 Conditions to Obligations of HIG. The obligations of HIG to effect the Closing and to purchase the Intangible Assets pursuant to this Agreement shall, at the option of HIG, be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Seller, set forth in this Agreement, in each case as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date, shall be true and correct, and HIG shall have received




INTANGIBLE ASSET PURCHASE AGREEMENT - PAGE 12 a certificate to such effect, signed on behalf of Seller with respect to representations and warranties of Seller.

                  (b) Performance of Obligations of Seller. Seller shall have performed all obligations required to be performed by Seller under this Agreement and the Ancillary Documents at or prior to the Closing Date, and HIG shall have received a certificate to such effect signed by Seller..

                  (c) Opinion of Counsel. HIG shall have received written opinions, dated as of the Closing Date, from counsel for Seller substantially in the form of Exhibit "C" hereto.

                  (d) Delivery of Notarial Instruments and Invoices. Subject to the terms of this Agreement, Seller shall have delivered and shall have caused such instruments of transfer or conveyance, and of assignment, as are reasonably requested by HIG to vest in HIG good and marketable title to the Intangible Assets, free and clear of all Liens, including, without limitation, a notarial instrument, executed by a properly empowered notary public and Seller, evidencing the transfer of the real property and invoices, executed by Seller, evidencing the transfer of the Intangible Assets.

         SECTION 5.3 Conditions to Obligations of Seller. The obligations of Seller to effect the Closing and to transfer and convey the Intangible Assets pursuant to this Agreement shall, at the option of Seller, be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of HIG set forth in this Agreement, in each case as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date, shall be true and correct, and Seller, shall have received a certificate to such effect signed on behalf of HIG by an authorized officer of HIG.

                  (b) Performance of Obligations of HIG. HIG shall have performed all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Seller shall have received a certificate to such effect, signed on behalf of HIG by an authorized officer of HIG.

         SECTION 5.4 Frustration of Closing Conditions. HIG and Seller may not rely on the failure of any condition set forth in this Article 5 to be satisfied, if such failure was caused by such party's failure to act in good faith or to use its reasonable efforts to cause the Closing to occur.

                                    ARTICLE 6
                        TERMINATION, AMENDMENT AND WAIVER

         SECTION 6.1 Termination. This Agreement may be terminated at any time prior to the Closing Date without liability:

                  (a) by the unanimous written consent of HIG and Seller;



INTANGIBLE ASSET PURCHASE AGREEMENT - PAGE 13

                  (b) by HIG or Seller if the Closing shall not have occurred on or before March 31, 2003, unless the failure to effect the Closing is the result of a material breach of this Agreement by the party seeking to terminate; and

                  (c) by HIG or Seller:

                           (i) if any Governmental Entity shall have issued an
                  order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Closing and such order, decree, ruling or other action shall have become final and nonappealable as long as the party seeking to terminate is not liable for the issuance of such order, decree, ruling or action; and

                           (ii) in the event of any breach by HIG, on the one
                  hand, or by Seller, on the other hand, of its or his respective agreements, representations or warranties contained herein and the failure of such party to cure such breach within ten (10) days after receipt of notice from any other party requesting such breach to be cured.

         SECTION 6.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 6.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of any party, other than the provisions of this Section 6.2 and Article 7. In the event that HIG or Seller shall terminate this Agreement pursuant to Section 6.1(b) or
(c) hereof, the rights of the parties, as the case may be, to pursue any and all rights they may have at law or equity or hereunder shall survive unimpaired.

         SECTION 6.3 Amendment. This Agreement may be amended by the parties at any time prior to the Closing Date by an instrument in writing signed on behalf of each of the parties hereto.

         SECTION 6.4 Extension: Waiver. At any time prior to the Closing Date, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                    ARTICLE 7
                                 INDEMNIFICATION

         SECTION 7.1 Indemnification. By Seller. From and after the Closing Date, Seller, shall, jointly and severally, (i) indemnify and hold harmless the HIG and its Affiliates and their officers, directors, employees, affiliates, successors and assigns and attorneys from and against any and all losses which it or such persons may suffer or incur, resulting from, related to or arising out of (a) any misrepresentation or breach of warranty of Seller contained in or made pursuant to this Agreement or any of the Ancillary Documents; (b) any breach by Seller or Seller's Affiliates of any of his agreements or obligations contained in or made pursuant to this Agreement or any of the Ancillary Documents; and (c) any liability or obligation arising out of the Intangible Assets as conducted prior





INTANGIBLE ASSET PURCHASE AGREEMENT - PAGE 14 to the Closing and not expressly assumed by HIG pursuant to this Agreement, including, without limitation, the Retained Liabilities; and (ii) reimburse HIG and its Affiliates and each of their respective officers, directors, employees and attorneys for any and all reasonable fees, costs and expenses related thereto (including without limitation, reasonable legal expenses).

                  (b) By HIG. From and after the Closing Date, HIG shall (i) indemnify and hold harmless each Seller and his heirs, personal representatives, administrators, and trustees, from and against any and all losses, which any of them may suffer or incur, resulting from, related to or arising out of (a) any misrepresentation or breach of warranty of HIG which is contained in or made pursuant to this Agreement; (b) any breach by HIG of any of its agreements or obligations contained in or made pursuant to this Agreement; and (c) any and all claims or litigation arising out of any of the foregoing; and (ii) reimburse each Seller and his heirs, personal representatives, administrators, and trustees for any and all reasonable fees, costs and expenses related thereto (including, without limitation, reasonable legal expenses).

                  (c) Direct Liability. In the event that the person or entity seeking indemnification under this Article 7 (the "Indemnified Party") shall become aware of an event which will give rise to or result in an Indemnifiable Loss, he, she or it shall, within thirty (30) days thereafter, give written notice to the party from whom indemnification under this Article 7 is sought (the "Indemnifying Party") of the amount of the Indemnifiable Loss, together with sufficient information to enable the Indemnifying Party to determine the accuracy and nature of the claimed Indemnifiable Loss (the "Indemnity Notice"). The failure of the Indemnified Party to give the Indemnifying Party an Indemnity Notice shall not release the Indemnifying Party from liability under this
Article 8; provided, however, that the Indemnifying Party shall not be liable for losses which would not have been incurred but for the delay in the delivery of, or the failure to deliver, the Indemnity Notice. Within thirty (30) days after the receipt by the Indemnifying Party of the Indemnity Notice, the Indemnifying Party shall either (i) pay to the Indemnified Party an amount equal to the Indemnifiable Loss, or (ii) object to such claim, in which case the Indemnifying Party shall give written notice to the Indemnified Party of such objection together with the reasons therefor, it being understood that the failure of the Indemnifying Party to so object shall preclude the Indemnifying Party from asserting any claim, defense or counterclaim relating to the Indemnifying Party's failure to pay any Indemnifiable Loss.

                  (d) Third Party Claim. In the event the facts giving rise to the claim for indemnification under this Article 7 shall involve any action or threatened claim or demand by any third party against the Indemnified Party (a "Third Party Claim"), within the earlier of, as applicable, ten (10) days after receiving notice of the filing of a lawsuit or thirty (30) days after receiving notice of the existence of a claim, demand, suit or proceeding (each a "Claim") giving rise to the claim for indemnification, the Indemnified Party shall send written notice of such Claim to the Indemnifying Party (the "Claim Notice"). The failure of the Indemnified Party to give the Indemnifying Party the Claim Notice shall not release the Indemnifying Party from liability under this Article 7; provided, however, that the Indemnifying Party shall not be liable for losses incurred by the Indemnified Party which would not have been incurred but for the delay in the delivery of, or the failure to deliver, the Claim Notice. Except as set forth below, the Indemnifying Party shall be entitled to defend such Claim in the name of the Indemnified Party at his or its own expense and through counsel of his or its own choosing. The Indemnifying Party shall give the Indemnified Party notice in writing within




INTANGIBLE ASSET PURCHASE AGREEMENT - PAGE 15 ten (10) days after receiving the Claim Notice from the Indemnified Party in the event the Claim is one involving an instituted suit or proceeding, or otherwise within thirty (30) days, of his or its intent to do so. If the Indemnifying Party chooses to defend or prosecute a Third Party Claim, all the Indemnified Parties shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party's request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnifying Party's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. The Indemnified Party may elect, by notice in writing to the Indemnifying Party, to continue to participate through his or its own counsel, at his or its expense, but the Indemnifying Party shall have the right to control the defense of the Claim with counsel reasonably acceptable to the Indemnified Party. In the event that the Indemnifying Party is controlling the defense of the Claim and shall have negotiated a settlement thereof, which proposed settlement is final and unconditional as to the parties thereto and contains an unconditional release of the Indemnified Party, without the Indemnified Party being liable for damages of any kind or nature or being otherwise required to pay any amount of money to any third party and does not include the imposition of any restrictions on the part of the Indemnified Party or require that the Indemnified Party make an admission of guilt or liability or deliver a confession of judgment, or any other non-financial obligation which, in the reasonable judgment of the Indemnified Party, renders such settlement unacceptable, the Indemnified Party shall consent to such settlement.

         SECTION 7.2 Right to Set-Off. To secure the indemnification provided for in Section 7.1(a) hereof, and to compensate HIG for any claim having as its basis the indemnification provided for in Section 7.1(a) hereof, HIG and its Affiliates shall have a right of set-off from any sum due to Seller, Bulco or Tempus or any of their Affiliates, including sums due under this Agreement or any of the Ancillary Documents.

                                    ARTICLE 8
                               GENERAL PROVISIONS

         SECTION 8.1 Survival of Representations, Warranties and Covenants. The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing Date.

         SECTION 8.2 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally when received if or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):




INTANGIBLE ASSET PURCHASE AGREEMENT - PAGE 16

                  (a)      if to HIG, to:

                           Home Interiors & Gifts, Inc.
                           1649 Frankford Road West
                           Carrollton, Texas 75007
                           Attn:  Michael D. Lohner

                           with a mandatory copy to:

                           William E. Swart, Esq.
                           Bell Nunnally & Martin LLP
                           3232 McKinney Avenue, Suite 1400
                           Dallas, Texas 75204-2429

                  (b)      if to Seller to:

                           Mr. Miguel Angel Seller Salgado
                           c/o Bulco, S.A. de C.V.
                           Lerdo de Tejada 749
                           Predio El Lechugal
                           Santa Catarina, N.L.
                           66350, Mexico

                           Mr. Oscar Guadalupe de Leon Ulloa
                           c/o Bulco, S.A. de C.V.
                           Lerdo de Tejada 749
                           Predio El Lechugal
                           Santa Catarina, N.L.
                           66350, Mexico

                           with a mandatory copy to:

                           C.P. Raul Martinez Gandara
                           Rio Moctezuma numero 110 interior 8
                           Colonia del Valle
                           San Pedro Garza Garcia, N.L.
                           C.P. 66220

                           and

                           Lic. Carlos Arias Lozano
                           Nicolas Bravo numero 7171 Sur
                           Colonia Maria Luisa
                           Monterrey, N.L.
                           C.P. 64040



INTANGIBLE ASSET PURCHASE AGREEMENT - PAGE 17

         SECTION 8.3 Definitions. For purposes of this Agreement, the following terms shall have the following respective meanings:

         "Accounting and Financial Records": As defined in Section 1.1(b) hereof.

         "Affiliate": With respect to HIG, any corporation, partnership, limited liability company or other entity of which 25% of the equity or voting power is controlled directly or indirectly by Home Interiors & Gifts, Inc., a Texas corporation ("HIG"), or another Affiliate of HIG, or which owns 51% or more of the equity of voting power of HIG (the "HIG Parent"), or which is an Affiliate of the HIG Parent, and with respect to Seller, any corporation, partnership, limited liability company or other entity of which 25% of the equity or voting power is controlled directly or indirectly by Pachur or Leon, or another Affiliate of Pachur or Leon.

         "Ancillary Documents": As defined in Section 3.1(a) hereof.

         "Bancomext Authorization": As defined in Section 2.2 hereof.

         "Business": As defined in Section 1.1 hereof.

         "Claim": As defined in Section 7.1(d) hereof.

         "Claim Notice": As defined in Section 7.1(d) hereof.

         "Closing": As defined in Section 2.1 hereof.

         "Closing Date": As defined in Section 2.1 hereof.

         "Environmental Laws" means, as of the Closing Date, any applicable treaties, laws, regulations, enforceable requirements, order, decrees or judgments issued, promulgated or entered into by any Governmental Entity, which relate to (x) pollution or protection of the environment or (y) Hazardous Materials generation, storage, use, handling, disposal or transportation and any similar or implementing state or local law, and all amendments or regulations promulgated thereunder.

         "Expenses": As defined in Section 4.2(a) hereof.

         "Facilities": As defined in Section 1.3 hereof.

         "Financial Statements": As defined in Section 3.1(h) hereof.

         "GAAP": means those generally accepted accounting principles and practices, applied on a consistent basis, which are recognized as such by the applicable financial accounting standards boards of the U.S. or Mexico and/or their respective successors and which are applicable in the circumstances as of the date in question.

         "Governmental Entity": Any court or any foreign, federal, state, municipal or other governmental department, commission, board, bureau, agency, authority or instrumentality.

         "Gross Sales". As defined in Section 1.3 hereof.

         "Gross Sales Statement": As defined in Section 1.5 hereof.

         "Hazardous Materials" means all explosive or regulated radioactive materials or substances, hazardous or toxic substances, wastes or chemicals, petroleum or petroleum distillates, asbestos or asbestos containing materials and all other materials or chemicals regulated pursuant to any Environmental Law.

         "Indemnified Party": As defined in Section 7.1(c) hereof.

         "Indemnifying Party": As defined in Section 7.1(c) hereof.

         "Indemnity Notice": As defined in Section 7.1(c) hereof.

         "Intangible Assets": As defined in Section 1.1 hereof.

         "Intellectual Property": As defined in Section 1.1(e) hereof.



INTANGIBLE ASSET PURCHASE AGREEMENT - PAGE 18

         "Knowledge of Seller" means, with respect to the Seller, the current actual knowledge of a person.

         "Liens": All mortgages, deeds of trust, claims, liens, security interests, pledges, leases, conditional sale contracts, rights of first refusal, options, charges, liabilities, obligations, agreements, easements, rights-of-way, powers of attorney, limitations, reservations, restrictions and other encumbrances of any kind.

         "Material Adverse Change" or "Material Adverse Effect": Any change (individually or in the aggregate) that has a material adverse effect on the business, results of operations or financial condition of Seller that is likely to result in a cost, expense, charge or liability equal to or greater than $$10,000.00.

         "Order": Any judgment, writ, decree, injunction, order, stipulation, compliance agreement or settlement agreement issued or imposed by, entered into with, a Governmental Entity, whether or not having the force of law.

         "Permits": All permits, authorizations, certificates, approvals, registrations, variances, exemptions, rights-of-way, franchises, privileges, immunities, grants, ordinances, licenses and other rights of every kind and character (a) under any (1) federal, state, local or foreign statute, ordinance or regulation, (2) Order or (3) contract with any Governmental Entity or (b) granted by any Governmental Entity.

         "Person": An individual, partnership, joint venture, corporation, company, limited liability company, bank, trust, unincorporated organization, Governmental Entity or group.

         "Purchase Price": As defined in Section 1.2 hereof.

         "Retained Liabilities": As defined in Section 1.4 hereof.

         "Scheduled Contracts": As defined in Section 1.1(d) hereof.

         "Taxes": Any federal, state, local or foreign income, sales, excise, real or personal property franchise, capital stock, gross receipts, license, payroll, employment, unemployment, social security, stamp, occupation, intangible, estimated tax or other taxes, assessments, fees, levies, imposts, duties, deductions or other charges of any nature whatsoever (including, without limitation, interest and penalties) imposed by any law, rule or regulation.

         "Third Party Claim": As defined in Section 7.1(d) hereof.

         SECTION 8.4 Interpretation; Governing Language. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement is in the English language only, and all communications between the parties relative to this Agreement shall be conducted in the English language only. Any version of this Agreement in the Spanish language, whether or not executed by the parties, is and shall be prepared solely for the benefit of Seller and Stockholders and shall be considered a non-binding translation of the Agreement.

         SECTION 8.5 Counterparts; Facsimiles. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Facsimile signatures shall be effective.


INTANGIBLE ASSET PURCHASE AGREEMENT - PAGE 19

         SECTION 8.6 Entire Agreement: No Third Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all prior representations, agreements or understandings among the parties with respect to the subject matter of this Agreement both written and oral. This Agreement is not intended to confer upon any person other than the parties any rights or remedies hereunder.

         SECTION 8.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof; provided, however, that to the extent the law of Mexico expressly provides for application of the law of Mexico to real property and personal property situated within Mexico, the law of Mexico shall apply to that limited extent. Each of the parties hereby agrees that the laws of the State of Texas bear a reasonable relationship to the transaction. Buyer is a Texas corporation.

         SECTION 8.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by Seller without the prior written consent of the other. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

         SECTION 8.9 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Texas, County of Dallas, or in any Texas State court located in the County of Dallas, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit himself, herself or itself to the personal jurisdiction of any Federal court located in the State of Texas, County of Dallas, or any Texas State court located in the County of Dallas, in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that he, she or it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that he, she or it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court located in the State of Texas, County of Dallas, or a Texas State court located in the County of Dallas.

         SECTION 8.10 Exhibits and Schedules. Any matter set forth on any Schedule shall be deemed set forth on all other Schedules to the extent relevant. Except when the context requires otherwise, any reference in this Agreement to any Article, Section, clause, Schedule or Exhibit shall be to the Articles, Sections and clauses of, and Schedules and Exhibits to, this Agreement. The words "include," "includes" and "including" are deemed to be followed by the phrase "without limitation." Any reference to the masculine, feminine or neuter gender shall include such other genders and any reference to the singular or plural shall include the other, in each case unless the context otherwise requires. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. When a




INTANGIBLE ASSET PURCHASE AGREEMENT - PAGE 20 reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an exhibit or Schedule to, this Agreement unless otherwise indicated.

         SECTION 8.11 Arbitration. The parties agree that except as otherwise set forth in this Agreement, any disputes arising out of or in connection with this Agreement shall be finally settled by arbitration under the then current rules of arbitration of the United Nations Commission for International Trade Law ("UNCITRAL"). There shall be three arbitrators. Each of Buyer and Seller shall select one arbitrator at will, and the third arbitrator shall be selected by the two arbitrators previously chosen by Buyer and Seller. The arbitration shall take place in Dallas, Texas and shall be conducted in English. The decision of the arbitrators shall be final and shall be enforceable in any court of competent jurisdiction. The non-prevailing party in arbitration will pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration and the expenses, including reasonable attorneys' fees and witness fees and costs, incurred by the other party to the arbitration. Each party hereby irrevocable consents to the jurisdiction of the UNCITRAL solely for the purposes of arbitration described in this Section 8.11.

         SECTION 8.12 Currency and Payment. All amounts payable hereunder shall be calculated and payable in United States dollars.

         SECTION 8.13 Confidentiality. The parties hereto agree to keep this Agreement and the subject mater hereof confidential and, except as required in connection with the enforcement of the terms and provisions hereof as required by law, not to disclose same to any third parties without the prior written consent of the parties hereto.



INTANGIBLE ASSET PURCHASE AGREEMENT - PAGE 21

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

                                SELLER:



                                /s/ MIGUEL ANGEL PACHUR SALGADO
                                ---------------------------------------
                                Miguel Angel Pachur Salgado



                                /s/ MIGUEL ANGEL PACHUR SALGADO
                                ---------------------------------------
                                Oscar Guadalupe de Leon Ulloa
                                Legal Representative and power of attorney


                                HIG:

                                HOME INTERIORS & GIFTS, INC.
                                a Texas corporation




                                By:  /s/ KENNETH J. CICHOCKI
                                   ------------------------------------
                                    Kenneth J. Cichocki,
                                    Senior Vice President




INTANGIBLE ASSET PURCHASE AGREEMENT - PAGE 22

                                                                     EXHIBIT "A"

                                                        BN&M Draft dated 1/25/03

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into effective as of JANUARY ____, 2003, by and between HI SERVICES DE MEXICO, S.A. DE C.V., a Mexico corporation (together with its successors and assigns, the "Company"), and MIGUEL ANGEL PACHUR SALGADO (the "Executive").

                                    RECITALS:

         WHEREAS, Tempus Corporation, S.A. de C.V., a Mexico corporation ("Tempus"), and HI Metals, S.A. de C.V. ("HI Metals") an affiliate of the Company, entered into that certain Asset Purchase Agreement (herein so called) of even date herewith pursuant to which, in pertinent part, HI Metals purchased the tangible assets of Tempus; and

         WHEREAS, after the consummation of the transactions contemplated under the Asset Purchase Agreement, the Company desires to employ the Executive, and the Executive desires to be employed by the Company, on the terms and conditions set forth herein;

         NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

                                   AGREEMENT:

         1. EMPLOYMENT PERIOD. The Company agrees to employ the Executive, and the Executive agrees to be employed by the Company, in accordance with the terms and conditions of this Agreement, for an unspecified term in such position as the Board of Directors of the Company shall prescribe. The Executive agrees that regardless of the term for which this Agreement is executed, he will perform his services for the Company for at least three (3) years from the date of execution of the same. Regardless of the date on which this Agreement is executed, the same will be effective, as will the employment that the same establishes, as of the date first set forth above.

         2. TERMS OF EMPLOYMENT.

                  (a) Position and Duties.

                           (i) During the term of this Agreement, the Executive
                  shall have such powers and duties as may from time to time be assigned or delegated to him by the President of the Company, or, in the absence of such assignment or delegation, will have such powers and duties as are normally associated with and inherent with such position. The Executive shall be bound to carry out any other work related to his main obligation provided that his salary is not modified, and shall also be in charge of any other activities the performance of which is required to take place outside the working center. The Executive shall always abide by the instructions of his superiors, the provisions of the Internal Working Regulations of the Company, if applicable, as well as any other provisions and orders at the discretion of the Company.


EMPLOYMENT AGREEMENT - PAGE 1

                           (ii) During the term of this Agreement, excluding any
                  periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote all of his business time to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's best efforts to perform faithfully, effectively and efficiently such responsibilities. The Executive will use his best efforts to promote the success of the Company's business, and will cooperate fully with the management of the Company.

                  (b) Compensation.

                           (i) Base Salary. During the term of this Agreement,
                  the Executive shall receive, at such intervals and in accordance with such Company policies as may be in effect from time to time, an annual salary (pro rata for any partial year) equal to _____________ Mexican pesos equal to U.S. $150,000.00 converted at__________ (the "Annual Base Salary"), payable in equal installments each fifteen (15) days as required by the Mexican Labor Law. The Annual Base Salary shall be subject to appropriate increase, as determined in the sole and absolute discretion of the Board of Directors of the Company in the advancement of the best interests of the Company.

                           (ii) Salary Receipt. Every pay day, the Executive
                  shall execute a receipt prepared by the Company in the Company's favor, covering all of the salary he earned up to that date, on the understanding that the execution of the receipt shall imply his agreement that the salary received covers all of the work performed, and that he shall not claim payment of any amount, as he must claim said payment to which he believes he is entitled, precisely upon executing the receipt. The Executive's execution of the receipt, shall constitute a release for the Company for any salary or benefits to which the Executive might be entitled for his services rendered up to that date, even though the receipt does not so state.

                           (iii) Annual Bonus. The Executive shall be eligible
                  to receive, for each calendar year commencing with the calendar year ending December 31, 2003, an annual bonus up to thirty percent (30%) of the Annual Base Salary, which annual bonus shall be determined by the Board of Directors of the Company from time to time within its sole and absolute discretion (the "Annual Bonus"). Each Annual Bonus shall be paid in cash in accordance with the Company's policies in effect from time to time. The Annual Bonus will be reduced, at the option of the

EMPLOYMENT AGREEMENT - PAGE 2

                  Company, by amounts paid to Executive as a Christmas bonus and by other bonuses, if any, required to be paid to Executive by Federal Labor Law.


                           (iv) Stock Options. On or before June 30, 2003, Home
                  Interiors shall grant to the Executive non-qualified stock options to purchase 40,000 shares of Common Stock of Home Interiors & Gifts, Inc., a corporation formed under the laws of the State of Texas, United States of America and an affiliate of the Company ("HIG"), at an exercise price of U.S. $19.42 per share. The stock options will be evidenced by a separate Option Agreement and will be granted pursuant to, and subject to the terms and conditions of HIG's 2002 Stock Option Plan for Key Employees. The options will vest and become exercisable in the manner and at the times provided in the Option Agreement. HIG or the Company, as appropriate, shall include the profit of such options on the date of exercise (i.e. the difference between the exercise price and the fair market value) in the income deemed to have been paid to the Executive .

                  (c) Compulsory Days Off. The Executive shall enjoy the compulsory days off established in the Federal Labor Law, provided with full paid salary.

                  (d) Vacations. The Executive shall enjoy vacations for each year of services rendered, as provided in Article 76 of the Federal Labor Law, understanding that said vacation period will be granted after a full year of services rendered. The Company shall determine the period within the year in which the Executive shall be allowed to take his vacation, and the Executive shall ask for said period at least a month in advance.

                  (e) Christmas Bonus. As prescribed by Federal Labor Law, the Executive shall receive payment of 15 (fifteen) days of his Annual Base Salary as a Christmas bonus, which shall be paid by the Company before the twentieth of December of each year. For any calendar year in which Executive is not employed by the Company for the entire calendar year, the Christmas bonus shall be reduced for that year in proportion to the amount of time Executive was not employed by the Company.

                  (f) Weekly Days Off. The Executive shall enjoy two weekly days off with full paid salary; both parties agree that the day off shall be the Saturday and Sunday of each week; the salary for the days off is included in the Annual Base Salary. The Executive expressly authorizes the Company to change his weekly day off, depending on the Company's needs.

                  (g) Expenses. During the term of the Executive's employment, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive at the request of, or on behalf of, the Company in the performance of the Executive's duties pursuant to this Agreement, and in accordance with the Company's policies, practices and procedures. The Executive must file expense reports with respect to such expenses in accordance with the Company's policies.


EMPLOYMENT AGREEMENT - PAGE 3

         3. TERMINATION OF EMPLOYMENT.

                  (a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the term of this Agreement. If the disability (as defined in the Federal Labor Law and the Social Security Law) of the Executive has occurred during the term of this Agreement, the Company and the Executive shall comply with the provisions set forth in the Federal Labor Law and the Social Security Law applicable to such disability.

                  (b) Termination by the Company. Subject to the provisions set forth in the Federal Labor Law, the Company may terminate the Executive's employment during the term of this Agreement without Cause. Further, the Company may terminate the Executive's employment during the term of this Agreement for Cause immediately upon written notice (following expiration of the cure period, if any, described below) to Executive of Company's intention to do so. For purposes of this Agreement, the phrase "for Cause" means: (i) the Executive's breach of this Agreement or any other document, agreement or contract to which the Executive or his affiliates and the Company or its affiliates are a party, which is not remedied within fifteen (15) days after receipt of written notice from the Company specifying such breach; (ii) the Executive's failure to adhere to any material written policy of the Company, which is not remedied within fifteen (15) days after receipt of written notice from the Company specifying such failure; (iii) the Executive's appropriation (or attempted appropriation) of a material business opportunity of the Company, including, without limitation, attempting to secure or securing, any personal profit in connection with any transaction entered into on behalf of the Company; (iv) the Executive's commission of (or attempt to commit) an act of fraud, illegality, theft or willful misconduct toward the Company in the course of employment with the Company that relates to the Company's assets, activities, operations or other employees; (v) the Executive's conviction of, the indictment for (or its procedural equivalent), or the entering of a guilty plea or plea of no contest or deferred adjudication with respect to, a felony, the equivalent thereof, or any other crime with respect to which imprisonment is a possible punishment; (vi) the intentional failure of the Executive to carry out, or comply with, in any material respect any directive of the Board of Directors consistent with the terms of this Agreement, which is not remedied within fifteen (15) days after receipt of written notice from the Company specifying such failure; or (vii) any of the just causes set forth by Article 47 of the Federal Labor Law.

                  (c) Notice of Termination. Any termination by the Company (for Cause or otherwise) shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 10(a).

                  (d) Date of Termination. "Date of Termination" means (i) the date of receipt of a Notice of Termination or any later date specified therein, and (ii) if the Executive's employment is terminated by reason of death or Disability, the date of death of the Executive or the date of disability, as the case may be.


EMPLOYMENT AGREEMENT - PAGE 4

         4. OBLIGATIONS OF THE COMPANY UPON TERMINATION.

                  (a) Termination by the Company Other Than For Cause. If the Company terminates the employment of Executive without Cause (other than or in connection with death or Disability), the Company shall pay to the Executive: (i) the Executive's applicable Annual Base Salary through the Date of Termination to the extent not theretofore paid ("Accrued Obligations"); and (ii) monthly severance payments of _________________ [MEXICAN PESOS/U.S. DOLLARS], payable in accordance with the Company's regular pay schedule, from the date of termination of employment through the earlier to occur of the date twelve (12) months following the Date of Termination and January ___, 2006, instead of, and not in addition to, the legal severance established by the Federal Labor Law. Subject to the provisions set forth in the Federal Labor Law and the Social Security Law, an election by the Company not to extend the initial term beyond its initial expiration date shall not be considered a termination without Cause for purposes of this Section 4(a), and Company shall have no obligation to pay severance pay to the Executive pursuant to this Section 4(a).

                  (b) Termination by the Company for Death or Disability. If the Executive's employment is terminated by reason of the Executive's death or Disability during the term of this Agreement, the Company shall pay the amounts established in the Federal Labor Law. Subject to the provisions set forth in the Federal Labor Law and the Social Security Law, the Company shall have no further payment obligations to the Executive or his legal representatives under this Agreement.

                  (c) Termination by the Company for Cause. Subject to the provisions set forth in the Federal Labor Law and the Social Security Law, if the Executive's employment shall be terminated by the Company for Cause during the term of this Agreement, the Company shall have no further payment obligations to the Executive other than for payment of Accrued Obligations.

         5. FULL AND FINAL RELEASE. The Company's obligations pursuant to
Section 4 above are subject to the Executive's execution of a full and final release of the Company, in form and substance satisfactory to the Company.

         6. FULL SETTLEMENT, MITIGATION. Subject to the provisions set forth in the Federal Labor Law and the Social Security Law, the amounts payable to the Executive under Section 4(a)(ii) of this Agreement shall be reduced by the amount of any compensation earned by the Executive during the period in which severance is paid. The Company shall not be liable to the Executive for any damages in addition to the amounts payable under Section 4 arising out of the termination of the Executive's employment, for any reason, prior to the end of the term of this Agreement.

         7. SURRENDER OF MATERIALS UPON TERMINATION. Upon termination of the Executive's employment, for any reason, the Executive shall immediately return to the Company all originals and/or copies, in whatever form, of any and all Proprietary Information and any other property of the Company and its affiliates, which are in the Executive's possession, custody or control, whether or not provided by the Company.



EMPLOYMENT AGREEMENT - PAGE 5

         8. SUCCESSORS.

                  (a) This Agreement is personal to the Executive and shall not be assignable by the Executive. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                  (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

                  (c) The Company may assign this Agreement to any successor in interest that agrees to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

         9. EFFECT OF AGREEMENT ON OTHER BENEFITS. The existence of this Agreement shall not prohibit or restrict the Executive's entitlement to full participation in the employee benefit and other plans or programs in which employees of the Company are eligible to participate, following adoption by the Company of such employee benefit and other plans and programs.

         10. MISCELLANEOUS.

                  (a) Notice. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  If to the Executive:

                  Miguel Angel Pachur Salgado
                  via Salaria 226-1
                  Col. Fuentes del Valle
                  Garza Gacia,
                  N.L. 66220, Mexico

                  If to the Company:

                  HI Services de Mexico, S.A. de C.V.
                  c/o Home Interiors & Gifts, Inc.
                  1649 Frankford Road West
                  Carrollton, Texas 75007
                  Attn:  Michael D. Lohner

         or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

                  (b) Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed


EMPLOYMENT AGREEMENT - PAGE 6
         and enforced as if such illegal, invalid or unenforceable provision had never comprised a portion of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

                  (c) Withholding. The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                  (d) Obligations Contingent on Performance. The obligations of the Company hereunder, including its obligation to pay the compensation provided for herein, are contingent upon the Executive's performance of the Executive's obligations hereunder.

                  (e) Waiver. The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

                  (f) Territory. Pursuant to the Company's activities and considering the nature of his duty, the Executive is bound to perform his services anywhere within Mexican Territory or abroad, and shall do his job in any other position without prejudice of his wages.

                  (g) Confidential Executive. As a consequence of the confidential nature of the activities that the Executive will be performing and that consequently, law requirements are met, both parties agree that the Executive is, and for all legal purposes will be considered as a confidential employee.

                  (h) Training and Instruction. The Company shall train and instruct the Executive as provided in the Federal Labor Law pursuant to the training and instruction program agreed upon with and approved by the Labor authorities.

                  (i) Language. This Agreement is in the English and Spanish language, and all communications between the parties relative to this Agreement shall be conducted in the English language only. Any version of this Agreement in the English language, whether or not executed by the parties, is and shall be prepared solely for the benefit of the Executive and shall be considered a non-binding translation of the Agreement.

                  (j) Currency and Payment. Unless otherwise agreed, all amounts payable hereunder shall be calculated and payable in Mexican pesos.

                  (k) Applicable Law. Both parties agree that everything which is not expressly provided for hereunder shall be governed by the Federal Labor Law and that for every thing regarding the construction, execution and fulfillment of this Agreement they


EMPLOYMENT AGREEMENT - PAGE 7
         expressly submit to the jurisdiction and competence of the Conciliation and Arbitration Board of the City of Mexico, D.F.

                  (l) General Information. For the purposes of Article 25 of the Federal Labor Law, the Company declares that it is a Mexican company, incorporated according to the Laws of the Republic of Mexico and is engaged in _________________________________, domiciled at
         ________________________________ and the Executive declares that he is a _________ national, __ years, domiciled at _________________________________ which he declares further is his address for service of process purposes under the Federal Labor Law, this Agreement and the relations hereunder. The Executive shall advise the Company of any change of address; if he fails to do so, he accepts that any process served at said address shall be valid.

                  (m) Entire Agreement; Amendments. The provisions of this Agreement constitute the complete understanding and agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, between or among the parties hereto. This Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto or their respective successors and legal representatives.

                  (n) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same Agreement.

                  (o) Section Headings, Construction. The captions or headings of Sections in this Agreement are provided for convenience only and are not part of the provisions hereof and shall have no force or effect. Whenever the terms "hereof", "hereby", "herein", or words of similar import are used in this Agreement they shall be construed as referring to this Agreement in its entirety rather than to a particular section or provision, unless the context specifically indicates to the contrary. Any reference to a particular "Section" or "paragraph" shall be construed as referring to the indicated section or paragraph of this Agreement unless the context indicates to the contrary. The use of the term "including" herein shall be construed as meaning "including without limitation."

                             SIGNATURE PAGE FOLLOWS


EMPLOYMENT AGREEMENT - PAGE 8

         EXECUTED to be effective as of January _____, 2003.



                                      EXECUTIVE:


                                      /s/ MIGUEL ANGEL PACHUR SALGADO
                                      -----------------------------------------
                                      Miguel Angel Pachur Salgado


                                      COMPANY:

                                      HI SERVICES DE MEXICO, S.A. DE C.V.,
                                      a Mexico corporation



                                      By:
                                         --------------------------------------
                                      Printed Name:
                                                   ----------------------------
                                      Title:
                                            -----------------------------------



EMPLOYMENT AGREEMENT - PAGE 9

                                                                     EXHIBIT "B"

                            NONCOMPETITION AGREEMENT

         THIS NONCOMPETITION AGREEMENT (the "Agreement") is entered into effective as of January _____, 2003, by and among HI SERVICES DE MEXICO, S.A. DE C.V., a Mexico corporation ("HI Services"), HI METALS, S.A. DE C.V., a Mexico corporation ("HI Metals"), HOME INTERIORS & GIFTS, INC., a Texas corporation ("HIG") (HI Metals, HI Services and HIG, together with their successors and assigns, the "HIG Companies"), MIGUEL ANGEL PACHUR SALGADO ("Pachur"), OSCAR GUADALUPE DE LEON ULLOA ("de Leon"), TEMPUS CORPORATION, S.A. DE C.V., a Mexico corporation ("Tempus"), and BULCO, S.A. DE C.V., a Mexico corporation ("Bulco") (Pachur, de Leon, Tempus and Bulco hereinafter defined as the "Pachur Parties").

                                    RECITALS:

         WHEREAS, HIG and Pachur and de Leon entered into that certain Intangible Asset Purchase Agreement on or about the date hereof (the "Asset Purchase Agreement") pursuant to which, in pertinent part, HIG purchased substantially all of Bulco's intangible assets;

         WHEREAS, HI Services and Pachur entered into that certain Employment Agreement (herein so called) on or about the date hereof; and

         WHEREAS, the HIG Companies and the Pachur Parties desire to enter into this Agreement in connection with the execution and delivery of the Asset Purchase Agreement and the Employment Agreement;

                                   AGREEMENT:

         NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

         1. EXISTENCE AND REPRESENTATION.

                  (a) Existence of Tempus Tempus is a Mexico corporation, constituted through Public Contract Number 3,254 - three thousand two hundred and fifty-four - dated on December 1, 1995, granted before the faith of Licenciado (Attorney) Jose Luis Trevino Manrique, Notary Public Number 97 with practice in the City of Monterrey, N.L.

                  (b) Representation of Tempus. Pachur justifies his representation of Tempus, with the Public Contract Number 11,826, dated on January 16, 2003, granted before the faith of Licenciado (attorney) Hector Villegas Olivares, Notary Public Number 122 with practice in the City of Monterrey, N.L.

                  (c) Existence of Bulco. Bulco is a Mexico corporation, constituted through Public Contract Number 4,195 - four thousand one hundred and ninety-five - dated on July 17, 1997, granted before the faith of Licenciado (Attorney) Jose Luis Trevino Manrique, Notary Public Number 97 with practice in the City of Monterrey, N.L.

                  (d) Representation of Bulco. Pachur justifies his representation of Bulco, with the Public Contract Number 11,827, dated on January 16, 2003, granted before the faith of Licenciado (attorney) Hector Villegas Olivares, Notary Public Number 122 with practice in the City of Monterrey, N.L..

                  (e) Existence of HI Metals. HI Metals is a Mexico corporation, constituted through Public Contract Number 32,804 - thirty-two thousand eight hundred and four - dated on December 16, 2002, granted before the faith of Licenciado (Attorney) Jose Maria Morera Gonzalez, Notary Public Number 102 for the Federal District with practice in the City of Monterrey, N.L.

                  (f) Representation of HI Metals. Kenneth J. Cichocki justifies his representation of HI Metals, with the Public Contract Number 33,069, dated December 23, 2002, granted before the faith of Licenciado (attorney) Jose Maria Morera Gonzales, Notary Public Number 102 with practice in the City of Monterrey, N.L.

                  (g) Existence of HI Services. HI Services is a Mexico corporation, constituted through Public Contract Number 33,076 - thirty-three thousand and seventy-six - dated on January 24, 2003, granted before the faith of Licenciado (Attorney) Jose Maria Morera Gonzalez, Notary Public Number 102 for the Federal District with practice in the City of Monterrey, N.L.

                  (h) Representation of HI Services. Kenneth J. Cichocki justifies his representation of HI Services, with the Public Contract Number 33,100, dated January 28, 2003, granted before the faith of Licenciado (attorney) Jose Maria Morera Gonzales, Notary Public Number 102 with practice in the City of Monterrey, N.L..

                  (i) Existence of HIG. HIG is a Texas corporation, formed with the Secretary of State of Texas on December 3, 1957 and possessing Charter No. 0014349000.

                  (j) Representation of HIG. HIG is represented by Kenneth J. Cichocki, Senior Vice President of HIG.

         2. CHANGE OF NAME.

                  (a) Business Name Waiver and Change. Pachur and de Leon, acting as the sole stockholders of Tempus and Bulco, commit themselves to change the corporate names of Tempus and Bulco within ninety (90) days following the date of this Agreement, and waive in this Agreement the rights of usage and seniority of the names "Tempus Corporation" and "Bulco", in order to allow the HIG Companies to elect to use such names as their property with the good will and seniority corresponding to these businesses. Likewise, the Pachur Parties agree not to publicly use the names "Tempus Corporation" and "Bulco" following the Closing of the Asset Purchase Agreement.

                  (b) Corporate Purposes Change. Pachur and de Leon as the sole stockholders of Tempus and Bulco commit themselves to change the corporate purposes of Tempus and Bulco within a term of ninety (90) days counted following the Closing of the Asset Purchase Agreement, to a purpose not inconsistent with this Agreement.

         3. COOPERATION. The Pachur Parties, jointly and severally, agree as follows:



NONCOMPETITION AGREEMENT - PAGE 2

                  (a) Suppliers. The Pachur Parties agree to recommend to all suppliers, whether verbally or in writing, that following the Closing of the Asset Purchase Agreement, all such suppliers do business with HI Metals. The names of Tempus' and Bulco's suppliers are attached hereto as Exhibit "A".

                  (b) Employees. The Pachur Parties shall use best efforts to maintain good employee morale on the parts of the persons who until the Closing of the Asset Purchase Agreement were employees of Tempus.

         4. RESTRICTIVE COVENANTS.

         As a material inducement to the HIG Companies to enter into and perform their obligations under this Agreement, the Asset Purchase Agreement and the Employment Agreement, the Pachur Parties covenant and agree, as follows:

                  (a) For a period commencing on the date hereof and ending two
         (2) years following the date that Pachur's employment with HI Services or an affiliate of HI Services terminates (the "Restricted Period"); provided, however, that the Restricted Period shall not be less than a period of five (5) years following the date hereof, the Pachur Parties shall not, directly or indirectly, alone or in conjunction with any other corporation, firm, partnership, person, venture or other entity (except as a holder of an aggregate of not more than five percent (5%) of the outstanding stock of a corporation or partnership whose stock or partnership interests are listed on a national securities exchange or traded over the counter on NASDAQ) own, manage, operate, join, control, work for, permit the use of their names by, consult with or engage in any activity anywhere within the United States of America or Mexico (the "Territory"), that is in any way competitive with any aspect of the business, as presently conducted or as conducted by the HIG Companies during the term of this Agreement.

                  (b) The covenant contained in Section 4(a) above shall be deemed to be a series of separate and severable covenants, one for each state located in the Territory. Except for geographic coverage, each such separate covenant shall be deemed identical in terms with the covenant contained in Section 4(a). If, in any judicial proceeding, a court should refuse to enforce all of the separate covenants deemed included in Section 4(a) because taken together they cover too extensive a geographic area, then it is intended that those of such covenants which, if eliminated, would permit the remaining separate covenants to be enforced in such proceedings shall, for the purpose of such proceeding, be deemed eliminated from the provisions hereof.

                  (c) The covenant contained in Section 4(a) above shall be deemed to be a series of separate and severable covenants, one for each successive month during the terms of said covenants. If, in any judicial proceeding, a court should refuse to enforce all of the separate covenants because taken together they cover too long a period of time, then the last of such covenants in time which, if eliminated, would permit the remaining separate covenants to be enforced in such proceeding shall, for the purpose of such proceeding, be deemed eliminated from the provisions hereof.



NONCOMPETITION AGREEMENT - PAGE 3

                  (d) Any and all Proprietary Information (hereinafter defined) which the Pachur Parties heretofore obtained or may hereafter obtain with respect to the conduct and/or details of any portion of the business conducted by the HIG Companies or any of their affiliates, or their respective successors, shall be held inviolate and shall not be revealed to any competitor of the HIG Companies or any other person, partnership, firm, corporation or entity. The Pachur Parties shall not make any use of such Proprietary Information, except for and on behalf of the HIG Companies. "Proprietary Information" shall mean knowledge and information, relating to any portion of the business of the HIG Companies or their affiliates whether written or oral, which: (i) is not generally available to the public; (ii) gives or may give any competitive advantage to the HIG Companies with respect to the operation of the business or their successors; or, (iii) if disclosed, could give any advantage to a competitor of the business or their successors or could otherwise be deleterious to any portion of the business.

                  (e) During the Restricted Period, the Pachur Parties will not, directly or indirectly, request, induce, influence or solicit any employee, customer, or supplier of the HIG Companies or any affiliate of the HIG Companies known by the Pachur Parties, as the case may be (through the exercise of due diligence), to cease being an employee, customer or supplier of the HIG Companies or any affiliate of the HIG Companies, or to terminate or alter his or her employment or business relationship with the HIG Companies.

                  (f) The parties recognize that the goodwill and going concern value of the business being purchased and acquired by the HIG Companies are very closely related to the special, unique and extraordinary knowledge and skill of the Pachur Parties and that the consummation by the HIG Companies of this Agreement will be in reliance upon the unconditional assurance of the Pachur Parties that they will fully comply with the terms of this Agreement, particularly, but not limited to, such terms as they relate to covenants and undertakings not to engage in competition or to divulge information. Further, the period of protection of the HIG Companies against the competition of the Pachur Parties and the geographical area within which such protection is essential has been agreed by the parties to be reasonable and necessary. Therefore, if the Pachur Parties shall at any time breach or in any manner violate any such covenant, then the HIG Companies in addition to, but not in substitution for, any and all other relief to which the HIG Companies may be entitled either at law or in equity, shall be entitled to equitable relief against the Pachur Parties by way of injunction to restrain the Pachur Parties from such breach and to compel compliance by the Pachur Parties with their obligations hereunder. The Pachur Parties do hereby waive any proof: (i) that such breach will cause irreparable injury to the HIG Companies, or, (ii) that there is no adequate remedy at law.

                  (g) In the event that a court of competent jurisdiction shall refuse to enforce the provisions of the restrictive covenant set forth in Section 4(a) of this Agreement because it deems the length of time or the geographical area to be excessive or unreasonable, then the time period or the geographical area, or both, shall be deemed to be amended to conform to such time period and geographical area as such court shall determine to be reasonable and not excessive.


NONCOMPETITION AGREEMENT - PAGE 4

                  (h) The period of time applicable to any covenant in Section 4 will be extended by the duration of any violation by the Pachur Parties of such covenant.

                  (i) The Pachur Parties will, while the covenant under Section 4 is in effect, give written notice to the HIG Companies, within ten
         (10) days after accepting any other employment or consulting arrangement, of the identity of the Pachur Parties' new employer or contractor and all of the material duties and services to be provided by the Pachur Parties in such employment or retention. The HIG Companies may notify such new employer that the Pachur Parties are bound by this Agreement and, at the HIG Companies' election, furnish such new employer with a copy of this Agreement or relevant portion thereof.

                  (j) The covenants by the Pachur Parties in this Section 4 are essential elements of this Agreement, and without the Pachur Parties' agreement to comply with such covenants, the HIG Companies would not have entered into this Agreement or employed or continued the employment of the Pachur Parties. The HIG Companies and the Pachur Parties have independently consulted their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the business conducted by the HIG Companies.

         5. SUCCESSORS.

                  (a) This Agreement is personal to the Pachur Parties and shall not be assignable by the Pachur Parties. This Agreement shall inure to the benefit of and be enforceable by the Pachur Parties' legal representatives.

                  (b) This Agreement shall inure to the benefit of and be binding upon the HIG Companies and their successors and assigns.

                  (c) The HIG Companies may assign this Agreement to any successor in interest that agrees to perform this Agreement in the same manner and to the same extent that the HIG Companies would be required to perform if no such succession had taken place.

         6. MISCELLANEOUS.

                  (a) Notice. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:


NONCOMPETITION AGREEMENT - PAGE 5

                  If to the Pachur Parties:

                  Miguel Angel Pachur Salgado
                  Oscar Guadalupe de Leon Ulloa
                  TEMPUS CORPORATION, S.A. DE C.V.,
                  BULCO, S.A. DE C.V.,
                  Lerdo de Tejada 749
                  Predio el Lechugal
                  Santa Catarina, N.L. 66350, Mexico

                  If to the HIG Companies:

                  HI Metals de Mexico, S.A. de C.V.
                  c/o Home Interiors & Gifts, Inc.
                  1649 Frankford Road West
                  Carrollton, Texas 75007
                  Attn:  Michael D. Lohner

                  With Mandatory Copy to:

                  Chair of Board of Directors
                  Home Interiors & Gifts, Inc.
                  1649 Frankford Road West
                  Carrollton, Texas 75007

         or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

                  (b) Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a portion of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

                  (c) Waiver. The Pachur Parties' or the HIG Companies' failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Pachur Parties or the HIG Companies may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

                  (d) Language. This Agreement is in the English and Spanish language, and all communications between the parties relative to this Agreement shall be conducted in


NONCOMPETITION AGREEMENT - PAGE 6
         the English language only. Any version of this Agreement in the Spanish language, whether or not executed by the parties, is and shall be prepared solely for the benefit of the Pachur Parties and shall be considered a non-binding translation of the Agreement.

                  (e) Governing Law; Venue. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Texas, without giving effect to the choice of law provisions thereof. Any judicial proceedings brought by or against any party on any dispute arising out of this Agreement or any matter related thereto shall be brought in the state or federal courts of Dallas County, Texas, and no other court shall have jurisdiction over such a dispute. By execution and delivery of this Agreement, each of the parties accepts for itself the exclusive jurisdiction and venue of the aforesaid courts as trial courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement after exhaustion of all appeals taken (or by the appropriate appellate court if such appellate court renders judgment).

                  (f) Entire Agreement; Amendments. The provisions of this Agreement constitute the complete understanding and agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, between or among the parties hereto. This Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto or their respective successors and legal representatives.

                  (g) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same Agreement.

                  (h) Section Headings, Construction. The captions or headings of Sections in this Agreement are provided for convenience only and are not part of the provisions hereof and shall have no force or effect. Whenever the terms "hereof", "hereby", "herein", or words of similar import are used in this Agreement they shall be construed as referring to this Agreement in its entirety rather than to a particular section or provision, unless the context specifically indicates to the contrary. Any reference to a particular "Section" or "paragraph" shall be construed as referring to the indicated section or paragraph of this Agreement unless the context indicates to the contrary. The use of the term "including" herein shall be construed as meaning "including without limitation."

                  (i) Confidentiality. The parties hereto agree to keep this Agreement and the subject matter hereof confidential and, except as required in connection with the enforcement of the terms and provisions hereof or as required by law, not to disclose same to any third parties without the prior written consent of the other parties hereto.



                            (SIGNATURE PAGE FOLLOWS)


NONCOMPETITION AGREEMENT - PAGE 7

         EXECUTED to be effective as of the date first set forth above.

THE PACHUR PARTIES:              PACHUR:


                                 /s/ MIGUEL ANGEL PACHUR SALGADO
                                 -----------------------------------------------
                                 Miguel Angel Pachur Salgado


                                 DE LEON:

                                 /s/ MIGUEL ANGEL PACHUR SALGADO
                                 -----------------------------------------------
                                 Oscar Guadalupe de Leon Ulloa
                                 By: Miguel Angel Pachur Salgado
                                 His: Legal Representative by Power of Attorney


                                 TEMPUS:

                                 TEMPUS CORPORATION, S.A. DE C.V.,
                                 a Mexico corporation



                                 By: /s/ MIGUEL ANGEL PACHUR SALGADO
                                     -------------------------------------------
                                     Miguel Angel Pachur Salgado,
                                     Legal Representative


                                 BULCO:

                                 BULCO, S.A. DE C.V.,
                                 a Mexico corporation



                                 By: /s/ MIGUEL ANGEL PACHUR SALGADO
                                     -------------------------------------------
                                     Miguel Angel Pachur Salgado,
                                     Legal Representative


NONCOMPETITION AGREEMENT - PAGE 8

THE COMPANIES:                   HI SERVICES:

                                 HI SERVICES DE MEXICO, S.A. DE C.V.,
                                 a Mexico corporation



                                 By:
                                     -------------------------------------------
                                     Kenneth J. Cichocki, Legal Representative


                                 HI METALS :

                                 HI METALS DE MEXICO, S.A. DE C.V.,
                                 a Mexico corporation



                                 By:
                                     -------------------------------------------
                                     Kenneth J. Cichocki, Legal Representative


                                 HIG:

                                 HOME INTERIORS & GIFTS, INC.,
                                 a Texas corporation




                                 By:
                                     -------------------------------------------
                                     Kenneth J. Cichocki, Senior Vice President
                                     of Finance and Chief Financial Officer


NONCOMPETITION AGREEMENT - PAGE 9

                                   EXHIBIT "A"

                      List of Tempus' and Bulco's Suppliers


EXHIBIT "A" TO NONCOMPETITION AGREEMENT - PAGE SOLO

                                                                    EXHIBIT C

                   [GONZALEZ, HERNAND                     ]
                           ASOCIADOS, LETTERHEAD
                                                                January 30, 2003

HI Metals, S.A. de C.V.
c/o Home Interiors & Gifts, Inc.
1649 Frankford Road West
Carrollton, Texas 75007

Dear Sirs:

         RE: PURCHASE BY HI METALS, S.A. DE C.V. ("BUYER") OF THE ASSETS OF TEMPUS CORPORATION. S.A. DE C.V. AND BULCO, S.A. DE C.V. ("SELLERS")

We have acted as counsel for the Sellers in connection with the sale of all the Sellers's assets to Buyer, pursuant to an Asset Purchase Agreement made as of January 25, 2003, (the "Asset Purchase Agreement") between Buyer and the Sellers and Messrs. Miguel Angel Pachur Salgado and Oscar Guadalupe De Leon Ulloa (the Shareholders"), and an Intangible Asset Purchase Agreement made as of January 25, 2003, (the "Intangible Asset Purchase Agreement") between Buyer and the Shareholders. The Asset Purchase Agreement and the Intangible Asset Purchase Agreement are jointly referred as the "Asset Purchase Agreements" Terms used in this opinion that are defined in the Asset Purchase Agreement and are not otherwise defined herein will have the same meaning herein as in the Asset Purchase Agreements.

MATERIALS REVIEWED


         We have examined originals or copies, certified or otherwise identified to our satisfaction, of:

         (a)      the Asset Purchase Agreements;

         (b) the Non-Competition Agreement between Sellers and Buyer made as of January 29, 2003, (the "Non-Competition Agreement"); and

         (c) the Employment Agreement made as of January 29, 2003, (the "Employment Agreement").

         The Asset Purchase Agreements, the Non-Competition Agreement and the Employment Agreement are hereinafter collectively referred to as the "Agreements".

ASSUMPTIONS AND FACT RELIANCE

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such public and corporate records, certificates, instruments and other documents and have considered such questions of law as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies, whether facsimile, photostatic, certified or otherwise.

         We have also assumed that each of the Agreements have been duly authorized, executed and delivered by, and constitute a valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

OPINIONS

         Based and relying upon the foregoing, and subject to the qualifications hereinafter expressed, we are of the opinion that:

         1. The Sellers are corporations incorporated and subsisting under the laws of the United Mexican States ("Mexico"), and the Shareholders are citizens of Mexico, of age, and in full capacity to execute legal documents.

         2. The articles of the Sellers contain no restrictions on the powers that the Seller may exercise on the transfer of assets.

         3. The execution, delivery and performance of each of the Agreements have been duly authorized by all necessary corporate action on the part of the Sellers.

         4. Each of the Asset Purchase Agreements, the Non-Competition Agreement and the Employment Agreement constitute a valid and legally binding obligation of the Sellers and the Shareholders, enforceable against the Sellers and the Shareholders in accordance with its terms.

         5. The execution and delivery by the Sellers and the Shareholders of each of the Agreements and the performance by the Sellers and the Shareholders of their respective obligations thereunder will not:

                  (a) contravene or results in a breach of or constitute a default under the articles or by-laws of the Sellers; or

                  (b) contravene any law or regulation of the United Mexican States applicable therein.

                  6. All necessary consents, approvals, orders and authorizations of, and registrations, declarations or filings with, any governmental authority in Mexico required for the execution and delivery by the Sellers and the Shareholders of the Agreements and the performance by the Sellers and the Shareholders of their respective obligations thereunder have been obtained.

QUALIFICATIONS

         The opinions expressed above are subject to the following qualifications:

         (a) this opinion is limited to the laws of Mexico applicable therein;

         (b) the enforceability of each of the Agreements is subject to applicable bankruptcy, insolvency, reorganization and other laws of general application limiting the enforcement of creditors' rights generally; and

         (c) the validity and enforceability of provisions inserted in any agreement or instrument that purport to sever from the agreement or instrument any provision that is prohibited or unenforceable under applicable law without affecting the enforceability or validity of the remainder of the agreement or instrument would be determined only in the discretion of the court.

         This opinion is furnished solely for the benefit of the addressees in connection with the purchase of the Assets and may not be circulated to, or relied upon by, any other person or used for any other purpose.



                                      Yours very truly,

                                      /s/ LIC. CARLOS E. ARIAS LOZANO
                                      LIC. CARLOS E. ARIAS LOZANO




Bravo 717 Sur Col. Ma. Luisa Monterrey, N.L. C.P. 64040 Tels/Fax.8344-45-29